808 Wilshire Boulevard, 2nd Floor T: 310.255.7700 Santa Monica, California 90401 F: 310.255.7702

FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett Reports
2011 Third Quarter Earnings Results
Reports FFO of $0.34 Per Diluted Share
Increases Annual FFO Guidance

SANTA MONICA, CALIFORNIA – November 1, 2011 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT), today announced its financial results for the quarter ended September 30, 2011.

Financial Results
Funds From Operations (FFO) for the three months ended September 30, 2011 totaled $54.6 million, or $0.34 per diluted share, compared to $55.9 million, or $0.36 per diluted share, for the three months ended September 30, 2010.  FFO for the nine months ended September 30, 2011 totaled $177.3 million, or $1.11 per diluted share, compared to $150.8 million, or $0.96 per diluted share, for the nine months ended September 30, 2010.

For the three months ended September 30, 2011, Douglas Emmett had GAAP net income of $3.4 million attributable to common stockholders, or $0.03 per diluted share.  This compares to a GAAP net loss of $3.9 million, or $(0.03) per diluted share, attributable to common stockholders for the three months ended September 30, 2010.  For the nine months ended September 30, 2011, Douglas Emmett reported a GAAP net loss of $2.0 million attributable to common stockholders, or $(0.02) per diluted share.  This compares to a GAAP net loss of $21.2 million, or $(0.17) per diluted share, attributable to common stockholders for the nine months September 30, 2010.

Company Operations
Office:  During the third quarter, Douglas Emmett had its third consecutive quarter of net positive absorption, totaling 58,343 square feet, or an increase of 40 basis points.  Douglas Emmett signed leases covering 640,721 square feet in the third quarter of 2011, compared to leases covering 665,945 square feet in the second quarter of 2011.

Excluding the eight properties owned by its unconsolidated funds, Douglas Emmett’s office portfolio was 90.3% leased and 88.2% occupied at September 30, 2011.  Douglas Emmett’s total office portfolio, including its fund-owned properties, was 89.2% leased and 87.1% occupied at September 30, 2011.  The occupied percentage represents the portion of Douglas Emmett’s office portfolio that is leased where the rent commencement date has occurred.

On a cash basis, same property office revenues decreased to $120.6 million in the third quarter of 2011 from $123.4 million in the third quarter of 2010.  Same property office expenses, on a cash basis, increased to $44.3 million in the third quarter of 2011 from $43.5 million in the third quarter of 2010.  On a GAAP basis, same property office revenues decreased to $126.4 million in the third quarter of 2011 from $131.1 million in the third quarter of 2010, and same property office expenses increased to $44.3 million in the third quarter of 2011 from $43.4 million in the third quarter of 2010.

Douglas Emmett, Inc. Announces 2011 Third Quarter Earnings Results

Company Operations (cont’d)
Multifamily:  At September 30, 2011, Douglas Emmett’s multifamily portfolio was 99.6% leased.  On a cash basis, same property multifamily revenues increased to $16.8 million for the quarter ended September 30, 2011, from $16.1 million for the quarter ended September 30, 2010.  On a GAAP basis, same property multifamily revenues increased to $17.6 million for the quarter ended September 30, 2011 from $17.0 million for the quarter ended September 30, 2010.

Cash Position
As of September 30, 2011, Douglas Emmett had $349.6 million in cash and cash equivalents on hand, compared to $272.4 million at December 31, 2010.

Financings
During the third quarter, Douglas Emmett closed two term loans totaling $885 million.  Since September 2010, Douglas Emmett has closed six term loan transactions totaling over $2.5 billion at a weighted average fixed interest rate of 4.07%.  During the fourth quarter of 2011, Douglas Emmett expects to terminate its $322.5 million interest rate swap that is scheduled to expire on August 1, 2012.

Dividends
During the quarter, Douglas Emmett’s Board of Directors declared a quarterly cash dividend of $0.13 per common share, or $0.52 per common share on an annualized basis.  The dividend was paid on October 13, 2011 to shareholders of record as of September 30, 2011.

Guidance
Douglas Emmett has raised its 2011 FFO guidance range to $1.35 - $1.37 per diluted share from $1.32 - $1.36 per diluted share.  This guidance includes the estimated $10 million cost of terminating the $322.5 million interest rate swap that is expected to occur during the fourth quarter of 2011(although the cost and timing of any such termination will depend on future events).  Other estimates and assumptions will be discussed during the conference call.

Conference Call and Webcast Information
A conference call to discuss Douglas Emmett’s 2011 third quarter financial results is scheduled for Wednesday, November 2, 2011 at 2:00 pm Eastern Time or 11:00 am Pacific Time.  Interested parties can access the live call or the replay as follows:

▪	Internet: Go to www.douglasemmett.com at least fifteen minutes prior to the start time of the call in order to register, download and install any necessary audio software.

▪	Phone: 877-298-7945 (U.S./Canada) or 706-758-2996 (International) – conference ID #15966469

▪
Replay: A rebroadcast of the live call will be available for 90 days on Douglas Emmett’s website at www.douglasemmett.com.A replay will also available telephonically from approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time, on Wednesday, November 2, 2011 to Thursday, November 10, 2011 using 855-859-8367 (U.S./Canada), or 404-537-3406 (International) and conference ID #15966469.

Supplemental Information
Supplemental financial information for Douglas Emmett ’s 2011 third quarter results can be accessed on Douglas Emmett ’s website under the Investor Relations section at www.douglasemmett.com.

Douglas Emmett, Inc. Announces 2011 Third Quarter Earnings Results

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in premier submarkets in Southern California and Hawaii.  Douglas Emmett’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  Douglas Emmett focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.  Douglas Emmett maintains a website at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release are forward-looking statements based on our beliefs about, and assumptions made by, and information currently available to us about known and unknown risks, trends, uncertainties and factors that may be beyond our control or ability to predict.  Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

--tables follow—

Douglas Emmett, Inc. Announces 2011 Third Quarter Earnings Results

Douglas Emmett, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2011	December 31, 2010
	(unaudited)
Assets
Investment in real estate:
Land	$851,679	$851,679
Buildings and improvements	5,230,898	5,226,269
Tenant improvements and lease intangibles	625,705	592,735
Investment in real estate, gross	6,708,282	6,670,683
Less: accumulated depreciation	(1,074,062)	(913,923)
Investment in real estate, net	5,634,220	5,756,760

Cash and cash equivalents	349,607	272,419
Tenant receivables, net	1,558	1,591
Deferred rent receivables, net	55,889	48,933
Interest rate contracts	14,270	52,528
Acquired lease intangible assets, net	6,958	9,356
Investment in unconsolidated real estate funds	117,625	110,920
Other assets	36,553	26,782
Total assets	$6,216,680	$6,279,289

Liabilities
Secured notes payable	$3,623,096	$3,658,000
Unamortized non-cash debt premium	1,401	10,133
Interest rate contracts	123,096	99,687
Accrued interest payable	12,860	12,789
Accounts payable and accrued expenses	47,468	45,004
Acquired lease intangible liabilities, net	92,109	110,244
Security deposits	33,664	31,850
Dividends payable	16,616	12,413
Total liabilities	3,950,310	3,980,120

Equity
Douglas Emmett, Inc. stockholders’ equity:
Common stock	1,278	1,241
Additional paid-in capital	2,403,054	2,332,307
Accumulated other comprehensive income (loss)	(93,907)	(58,765)
Accumulated deficit	(495,054)	(447,722)
Total Douglas Emmett, Inc. stockholders’ equity	1,815,371	1,827,061
Noncontrolling interests	450,999	472,108
Total equity	2,266,370	2,299,169
Total liabilities and equity	$6,216,680	$6,279,289

Douglas Emmett, Inc. Announces 2011 Third Quarter Earnings Results

Douglas Emmett, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues:
Office rental:
Rental revenues	$97,740	$101,509	$295,059	$298,951
Tenant recoveries	11,601	12,087	33,670	26,275
Parking and other income	17,100	17,485	51,006	48,874
Total office revenues	126,441	131,081	379,735	374,100

Multifamily rental:
Rental revenues	16,372	15,824	48,647	47,602
Parking and other income	1,246	1,165	3,676	3,364
Total multifamily revenues	17,618	16,989	52,323	50,966
Total revenues	144,059	148,070	432,058	425,066
Operating Expenses:
Office expenses	44,294	43,441	127,081	116,753
Multifamily expenses	4,832	4,596	14,317	13,598
General and administrative	6,954	7,101	21,260	18,895
Depreciation and amortization	45,872	57,621	160,139	167,874
Total operating expenses	101,952	112,759	322,797	317,120
Operating income	42,107	35,311	109,261	107,946
Other income	299	257	898	654
Loss, including depreciation, from unconsolidated real estate funds	(285)	(1,810)	(2,064)	(5,514)
Interest expense	(37,717)	(38,498)	(110,245)	(129,308)
Acquisition-related expenses	—	(3)	—	(295)
Net income (loss)	4,404	(4,743)	(2,150)	(26,517)
Less: Net (income) loss attributable to noncontrolling interests	(1,007)	847	182	5,343
Net income (loss) attributable to common stockholders	$3,397	$(3,896)	$(1,968)	$(21,174)
Net income (loss) per common share – basic and diluted(1)	$0.03	$(0.03)	$(0.02)	$(0.17)
Weighted average shares of common stock outstanding – basic(1)	127,462	123,077	125,439	122,356
Weighted average shares of common stock outstanding – diluted (1)	161,186	123,077	125,439	122,356

(1)
Basic and diluted shares are calculated in accordance with United States generally accepted accounting principles (GAAP) and include common stock plus dilutive equity instruments during the three months ended September 30, 2011.  During the three months ended September 30, 2010 and the nine months ended September 30, 2011 and 2010, all potentially dilutive instruments, including stock options, OP units and LTIP units (Long-Term Incentive Plan units that are limited partnership units in our OP), were anti-dilutive and have been excluded from our computation of weighted average dilutive shares outstanding during those periods.

Douglas Emmett, Inc. Announces 2011 Third Quarter Earnings Results

Douglas Emmett, Inc.
FFO Reconciliation
(unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Funds From Operations (FFO) (1)
Net income (loss) attributable to common stockholders	$3,397	$(3,896)	$(1,968)	$(21,174)
Depreciation and amortization of real estate assets	45,872	57,621	160,139	167,874
Net income (loss) attributable to noncontrolling interests	1,007	(847)	(182)	(5,343)
Amortization of swap termination fee (2)	1,526	―	10,436	―
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate funds	2,837	3,068	8,841	9,445
FFO	$54,639	$55,946	$177,266	$150,802

Weighted average share equivalents outstanding - fully diluted	161,186	156,564	159,315	156,340
FFO per share - fully diluted	$0.34	$0.36	$1.11	$0.96

(1)
We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with GAAP, excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (other than amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We provide FFO as a supplemental performance measure because, by excluding real estate depreciation and amortization and gains and losses from property dispositions, it can illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that, as a widely recognized measure of the performance of REITs, FFO can be used by investors as a basis to compare our operating performance with that of other REITs.  However, FFO has limitations as a measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to those other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute measure for cash flow from operating activities computed in accordance with GAAP.

(2)
For the three and nine months ended September 30, 2011, GAAP interest expense was increased by $1.5 million and $10.4 million, respectively, of non-cash amortization from interest rate swaps we terminated in November 2010 that were fully amortized in August 2011.  In calculating FFO for each period, we added back the respective amount of this amortization, leaving a net zero impact on FFO, since we recorded the full impact of the swap termination payment in FFO in the fourth quarter of 2010.

Douglas Emmett, Inc. Announces 2011 Third Quarter Earnings Results

Douglas Emmett, Inc.
Same Property Statistical and Financial Data
(unaudited and in thousands, except statistics)

	As of September 30,
	2011	2010
Same Property Office Statistics
Number of properties	50	50
Rentable square feet	12,850,859	12,849,758
% leased	90.3%	89.9%
% occupied	88.2%	88.7%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased	99.6%	99.3%

	Three Months Ended September 30,		% Favorable
	2011	2010	(Unfavorable)
Same Property Net Operating Income – GAAP Basis (1)(2)
Total office revenues	$126,441	$131,081	(3.5)%
Total multifamily revenues	17,618	16,989	3.7
Total revenues	144,059	148,070	(2.7)

Total office expense	(44,294)	(43,441)	(2.0)
Total multifamily expense	(4,832)	(4,596)	(5.1)
Total property expense	(49,126)	(48,037)	(2.3)

Same Property NOI - GAAP basis	$94,933	$100,033	(5.1)%

Same Property Net Operating Income - Cash Basis(1)(2)
Total office revenues	$120,617	$123,358	(2.2)%
Total multifamily revenues	16,771	16,121	4.0
Total revenues	137,388	139,479	(1.5)

Total office expense	(44,339)	(43,486)	(2.0)
Total multifamily expense	(4,832)	(4,596)	(5.1)
Total property expense	(49,171)	(48,082)	(2.3)

Same Property NOI - cash basis	$88,217	$91,397	(3.5)%

NOTE:  See below for a description of same property, cash basis and NOI.

Douglas Emmett, Inc. Announces 2011 Third Quarter Earnings Results

Douglas Emmett, Inc.
Reconciliation of Same Property NOI to GAAP Net Income (Loss) (1)(2)
(unaudited and in thousands)

	Three Months Ended September 30,
	2011	2010
Same property office revenues - cash basis	$120,617	$123,358
GAAP adjustments	5,824	7,723
Same property office revenues - GAAP basis	126,441	131,081
Same property multifamily revenues - cash basis	16,771	16,121
GAAP adjustments	847	868
Same property multifamily revenues - GAAP basis	17,618	16,989
Same property revenues - GAAP basis	144,059	148,070
Same property office expenses - cash basis	(44,339)	(43,486)
GAAP adjustments	45	45
Same property office expenses - GAAP basis	(44,294)	(43,441)
Same property multifamily expenses - cash basis	(4,832)	(4,596)
GAAP adjustments	―	―
Same property multifamily expenses - GAAP basis	(4,832)	(4,596)
Same property expenses - GAAP basis	(49,126)	(48,037)
Same property Net Operating Income (NOI)- GAAP basis	94,933	100,033
Total property NOI - GAAP basis	94,933	100,033
General and administrative expenses	(6,954)	(7,101)
Depreciation and amortization	(45,872)	(57,621)
Operating income	42,107	35,311
Other income	299	257
Loss, including depreciation, from unconsolidated real estate funds	(285)	(1,810)
Interest expense	(37,717)	(38,498)
Acquisition-related expenses	―	(3)
Net income (loss)	4,404	(4,743)
Less: Net (income) loss attributable to noncontrolling interests	(1,007)	847
Net income (loss) attributable to common stockholders	$3,397	$(3,896)

(1)
To facilitate a comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as our “same properties.”  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us, and reported in our consolidated results, during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold, contributed or otherwise removed from our consolidated financial statements before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
Net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, income (or loss) attributable to noncontrolling interests, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.

We also provide NOI calculated on a “cash basis”.  Cash basis NOI is also a non-GAAP measure that we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.

We provide NOI (on both a “GAAP “and “cash” basis) as a supplemental performance measure because, by excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, some investors use it to illustrate trends in occupancy rates, rental rates and operating costs from year to year.  We also believe that some investors find NOI useful as a basis to compare our operating performance with that of other REITs. However, NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations).  Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to those other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute measure for cash flow from operating activities computed in accordance with GAAP.